The Board of Directors recommends that you reject the
unsolicited mini-tender offer to sell your shares of Cole
Office & Industrial REIT (CCIT II), Inc. to MacKenzie.
May 13, 2020
If you are considering selling your shares in Cole Office & Industrial REIT (CCIT II), Inc. (the “Company”) to MacKenzie Realty Capital, Inc. (“MacKenzie”), please read all of the information below.
Dear Shareholder:
On May 8, 2020, MacKenzie commenced an unsolicited mini-tender offer to purchase up to 1,000,000 shares of the Company’s Class A or Class T common stock at a price equal to $4.50 per share, in cash (the “Offer”). This is not an offer from the Company, and MacKenzie is not affiliated in any way with the Company, its sponsor or CIM Group.
The Company’s Board of Directors (the “Board”) has carefully evaluated the terms of the Offer and has unanimously determined that the Offer is not in the best interests of the Company’s shareholders. Although each shareholder has individual liquidity needs and must evaluate the Offer accordingly, the Board does not recommend or endorse the Offer and recommends that shareholders REJECT this unsolicited Offer and NOT tender their shares.
To reject the Offer, simply ignore it. You do not need to respond.
The Board’s recommendation is based on several factors, including:
» MacKenzie’s offer is 55% less than the most recent net asset value per share of $10.06. The Board believes the Offer price is significantly below the current and potential long-term value of the shares, and is an opportunistic attempt by MacKenzie to purchase your shares at a deeply discounted price. On March 30, 2020, the Company announced that the Board had approved an estimated per share net asset value (“NAV”) of the Company’s stock of $10.06 as of December 31, 20191. MacKenzie’s Offer price of $4.50 per share is $5.56 less than this estimated value. This translates to a 55% discount to the Company’s current NAV.
» MacKenzie’s strategy is to capitalize on COVID-19 fears and buy your shares at a significant discount. MacKenzie has acknowledged that the Offer is being made with “the intention of making a profit” and that the Offer price was established as the lowest price that might be acceptable to the Company’s shareholders, consistent with these objectives. Further, we believe MacKenzie is making the Offer to capitalize on the market disruption and fears caused by the COVID-19 global pandemic.
» MacKenzie’s offer is not based on the value of the Company’s real estate. MacKenzie states that it has not made an independent appraisal of the Company’s shares or its properties and is “not qualified to appraise real estate.” In contrast, the Board, in determining the current estimated per share NAV of $10.06 as of December 31, 2019, engaged an independent valuation firm to appraise the Company’s real estate assets in accordance with the valuation guidelines previously established by the Board. The valuation firm determined an estimated valuation range of $9.50 to $10.67 per share as of year-end 2019.
» Shareholders will forfeit future distributions if they sell their shares to MacKenzie. To date, the Company has paid 76 consecutive monthly distributions to its shareholders. While there are no guarantees of future distributions or liquidity events, if you sell, you will no longer receive monthly distributions or otherwise have any rights with respect to the shares that you sell, including any appreciation in the value of the common stock.

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1 The Company’s current NAV per share of $10.06 was established based on the value of the Company’s assets and liabilities as of December 31, 2019. The Company intends to publish an updated estimated per share NAV on a quarterly, rather than an annual, basis going forward, until such time that it has greater visibility into the impact of the COVID-19 pandemic on its property valuations.

» MacKenzie is not using an independent depositary. MacKenzie has engaged an affiliated depositary for the Offer. As a result, the funds to be paid in connection with the Offer are not being held by an independent third party that can independently verify that adequate funds are available for payment, and there is no independent third party that will hold the tendered shares in escrow until the Offer closes and the tendering shareholders have been paid. As a result, if you tender your shares, MacKenzie may have access to your shares before all conditions to the Offer have been satisfied and you have been paid.
» There is no guarantee of when the Offer will conclude or tendering shareholders will be paid. There is no guarantee that the Offer can or will be completed as soon as MacKenzie contemplates in its offer materials. The Offer does not initially expire until June 18, 2020, and this date may be extended by MacKenzie, subject to compliance with applicable securities laws, in their sole discretion.
» MacKenzie can change the terms of their Offer. MacKenzie expressly reserves the right to amend the terms of the Offer, including by decreasing their offer price or by changing the number of shares being sought or the type of consideration paid, at any time before the Offer expires.
We urge you to consult your financial advisor and exercise caution with respect to this and other mini-tender offers, which are offers to purchase less than 5% of a company’s shares, thereby avoiding the filing, disclosure and procedural safeguards adopted by the SEC for the protection of investors. The SEC has cautioned investors about these kinds of offers in an investor alert, as they are often made in an attempt to profit at investors’ expense. The SEC noted that these offers “have been increasingly used to catch investors off guard,” and cautioned that investors need to scrutinize these types of offers carefully. To read more about the risks of “mini-tender” offers, please review the alert at www.sec.gov/investor/pubs/minitend.htm.
The Company encourages you to follow the Board’s recommendation and NOT tender your shares to MacKenzie.
Please consult with your financial or tax advisor when considering the Offer. If you do tender your shares to MacKenzie, you may withdraw your tender before the expiration of the Offer by sending a written or facsimile notice to MacKenzie. The Offer is currently scheduled to expire at 11:59 P.M. Pacific Time on June 18, 2020.
Please be assured that your personal information continues to be held in the same confidence we maintain in all interactions with our shareholders. MacKenzie does not have access to ANY of your personal or account information and will not have that information unless you tender your shares.
We have filed a Current Report on Form 8-K with the SEC in response to the Offer, which is available free of charge on the SEC’s website at http://www.sec.gov. If you have any questions related to the Offer or need further information about your options, please contact your financial advisor or CIM’s Shareholder Relations team at 866.907.2653.
Avraham Shemesh
Chairman of the Board of Directors, Chief Executive Officer & President
Cole Office & Industrial REIT (CCIT II), Inc.
Certain statements contained herein, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business and the methodology and assumptions used in determining the most recent estimated per share NAV of the Company’s common stock, the Company’s ability to continue to pay monthly distributions at the same rate or at all, and potential liquidity events or future appreciation of the shares. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this letter and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

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